Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 5, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting of Pharmacyclics, Inc., which is incorporated by reference in Pharmacyclics, Inc's Amendment No. 1 to Registration Statement on Form S-3 (No. 333-159618).  We also consent to the reference to us under the heading “Experts” in such Registration Statement on Form S-3 (No. 333-159618).

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 29, 2009